UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Amendment No. 1

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2016

ECO SCIENCE SOLUTIONS, INC.
(Exact name of Company as specified in its charter)

Nevada	333-166487	46-4199032
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1135 Makawao Avenue, Suite 103-188 Makawao, Hawaii 96768
(Address of principal executive offices)

(Former address of principal executive offices)

(800) 379-0226
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 27, 2016 Eco Science Solutions, Inc.  (the “Company”) prepared and filed a Form 8-K with the Securities and Exchange Commission (the “Original 8-K filing”) regarding the cancellation and release of certain convertible notes and all accrued interest thereon held by both a related party and an unrelated third party.  Disclosures as to the dollar values of the convertible notes and accrued interest as at the date of the debt extinguishment were incorrect in the Original 8-K filing in both the body of the Form 8-K and the attachments thereto.

This Form 8-K/A, Amendment No. 1, is being filed to correct these errors and to include the corrected Cancellation and Release Agreements hereto.

ITEM 8.01 OTHER INFORMATION

On December 16, 2016, the Company executed a Cancellation and Release Agreement of a certain Convertible Note, held by an unrelated party, and in the amount of
One Hundred Eighty Six Thousand Seven Hundred Three Dollars Ninety Two Cents ($186,703.92) of principal and accrued interest.  This Note was originally entered into during previous management and the Company and the Note Holder felt it to be in the best interest of the Company, and the Shareholders, to reduce the amount of outstanding debt of the Company

On December 16, 2016, the Company executed a Cancellation and Release Agreement of a certain Convertible Note, held by a related party, and in the amount of Two Hundred Seventy
Five Thousand Nine Hundred Fifty Six Dollars Eighty Cents ($275,956.80) of principal and accrued interest. This Note was originally entered into during previous management and the
Company and the Note Holder felt it to be in the best interest of the Company and the Shareholders, to reduce the amount of the outstanding debt of the Company.

Both Cancellation and Release Agreements were entered into on November 18, 2016; however, they were not executed and effective until December 16, 2016.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Cancellation and Release Agreement; Ivano Scarlato
10.2	Cancellation and Release Agreement; Eco Science Solutions International

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco Science Solutions, Inc.

Date: January 26, 2017

By:   /s/Jeffery Taylor
        Jeffery Taylor, President